EX-FILING FEES

Calculation of Filing Fee Tables

Schedule TO-I

Brookfield Infrastructure Income Fund Inc.

(Exact Name of Registrant as Specified in its Charter)

	Transaction Valuation		Fee Rate	Amount of Filing Fee
Fee to Be Paid	$180,945,504.10		0.0001531	$27,702.76	(2)
Fees Previously Paid	$0.00			$0.00
Total Transaction Valuation	$180,945,504.10	(1)
Total Fees Due for Filing				$27,702.76
Total Fees Previously Paid				$0.00
Total Fee Offsets				$23,095.83	(3)
Net Fee Due				$4,606.93	(3)

(1)	Estimated for purposes of calculating the amount of the filing fee. Calculated as the aggregate maximum purchase price for shares of common stock (the “Shares”) of Brookfield Infrastructure Income Fund Inc. (the “Fund”) that are offered in the tender offer, based upon the net asset value per share as of March 31, 2025.

(2)	The amount of the filing fee, calculated in accordance with Rule 0-11 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), as modified by Order Making Fiscal Year 2025 Annual Adjustments to Registration Fee Rates (Release Nos. 33-11299; 34-100784 / August 20, 2024), equals $153.10 per million dollars of the value of the transaction.

(3)	An aggregate fee of $56,720.64 was paid with the filing of the Schedule TO-I by the Fund (File No. 005-94459) on May 29, 2024 (the “May 2024 Schedule TO-I”). The final transaction fee due pursuant to the final amendment to the May 2024 Schedule TO-I filed on August 13, 2024, was $35,097.58, leaving $21,623.06 of filing fees remaining from the May 2024 Schedule TO-I for future offset claims.

Pursuant to Rule 0-11(a)(2) under the Exchange Act, a portion of the remaining $21,623.06 filing fee paid in connection with the May 2024 Schedule TO-I was used to offset the final transaction fee due for the Schedule TO-I filed by the Fund on August 23, 2024 (the “August 2024 Schedule TO-I”). The final transaction fee due pursuant to the final amendment to the August 2024 Schedule TO-I filed on November 1, 2024, was $16.29, leaving $21,606.77 of filing fees remaining from the May 2024 Schedule TO-I for future offset claims.

Pursuant to Rule 0-11(a)(2) under the Exchange Act, a portion of the remaining $21,606.77 filing fee paid in connection with the May 2024 Schedule TO-I was used to offset the filing fee in connection with the Schedule TO-I on December 2, 2024 (the “December 2024 Schedule TO-I”). The final transaction fee due pursuant to the final amendment to the December 2024 Schedule TO-I filed on February 14, 2025, was $114.12, leaving $21,492.65 of filing fees remaining from the May 2024 Schedule TO-I for future offset claims. Pursuant to Rule 0-11(a)(2) under the Exchange Act, the remaining $21,492.65 filing fee paid in connection with the May 2024 Schedule TO-I is being used to offset a portion of the filing fee due in connection with this Schedule TO-I.

An aggregate fee of $2,772.74 was paid with the filing of the Schedule TO-I by the Fund (File No. 005-94459) on February 25, 2025 (the “February 2025 Schedule TO-I”). The final transaction fee due pursuant to the final amendment to the February 2025 Schedule TO-I filed on May 9, 2025, was $1,169.56, leaving $1,603.18 of filing fees remaining from the February 2025 Schedule TO-I for future offset claims. Pursuant to Rule 0-11(a)(2) under the Exchange Act, the remaining $1,603.18 filing fee paid in connection with the February 2025 Schedule TO-I is being used to offset a portion of the filing fee due in connection with this Schedule TO-I.

Table 2: Fee Offset Claims and Sources

	Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Fee Paid with Fee Offset Source
Fee Offset Claims	Brookfield Infrastructure Income Fund Inc.	SC TO-I	005-94459	May 29, 2024		$21,492.65
Fee Offset Sources	Brookfield Infrastructure Income Fund Inc.	SC TO-I	005-94459		May 29, 2024		$21,492.65
Fee Offset Claims	Brookfield Infrastructure Income Fund Inc.	SC TO-I	005-94459	February 25, 2025		$1,603.18
Fee Offset Sources	Brookfield Infrastructure Income Fund Inc.	SC TO-I	005-94459		February 25, 2025		$1,603.18